Exhibit 10.17


THIS AGREEMENT is made as of the 1st day of September, 2003

BETWEEN:

Kenneth G. C. Telford Inc., of 1202 - 7380 Elmbridge Way, Richmond, B. C. V6X 4A1 ("Telford");

AND

Essential Innovations Corporation, a company with an office at Suite 200, 10125 199B Street, Langley, B.C. ("EIC"),

AND

Essential Innovations Technology Corp. a Nevada corporation with an office at 114 West Magnolia Street, Suite 400-142, Bellingham, WA 98225 ("EITC")

WHEREAS:

EIC is engaged in the business of developing certain proprietary geo thermal products.

EITC owns 100% of the issued and outstanding share capital of EIC.

Telford is a corporation controlled by Kenneth Telford a director and officer of EITC

NOW IT IS HEREBY AGREED as follows:

1.       Interpretation

         1.1      In this Agreement:

                  i) "Agreement" means this document and any and all Schedules to this Agreement, as amended, modified or supplemented from time to time in accordance with these provisions;
2. Loan:

         2.1 Telford has made loans of Cdn $5,000.00 on August 14, 2003 and Cdn $1,000.00 on September 1, 2003 to lend EIC with terms and conditions as per Schedule "A"

         2.2 EIC agrees to repay the loan in full, together with unpaid interest when demanded by Telford

3.       Guarantee

         3.1 EITC guarantees the loan and interest jointly and severally with EIC

4.       Notice

         4.1 All notices required or permitted hereunder shall be in writing and shall be transmitted by hand or by post to the parties addressed to the addresses given at the head of this Agreement, or such other address as the parties may designate in writing.

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5.       Miscellaneous

         5.1 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         5.2 The clause headings in this Agreement are inserted for convenience only and should be ignored in construing this Agreement.

         5.3. No change in, or addition to, the terms of this Agreement shall be valid unless in writing and signed by the parties hereto.

         5.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

The Recitals and Schedules hereto form part of this Agreement.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement the day and year first above written.

For and on behalf of

Kenneth G.C. Telford Inc.

/c/ Kenneth Telford
-----------------------
Kenneth Telford

                              For and on behalf of

Essential Innovations Corporation

/s/ Steve Wuschke
-----------------------
Steve Wuschke

For and on behalf of

Essential Innovations Technology Corp.

/s/ Jason McDiarmid
-----------------------
Jason McDiarmid

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                                   SCHEDULE A
                              LOAN OF US $6,000.00
                         from Kenneth G.C. Telford, Inc.
                      to Essential Innovations Corporation


Date of loans:    August 14, 2003  $5,000.00

                  September 1, 2003  $1,000.00

Term: Due on Demand, demand will not be made for repayment prior to March 31, 2004

Interest:         9%, calculated monthly, payable monthly

Security:         Unsecured

Initials:         KT       /s/ KT
                  EIC      /s/ SW
                  EITC     /s/ JM

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